UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Carrizo Oil & Gas, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EXPLANATORY NOTE

Carrizo Oil & Gas, Inc. 500 Dallas Street, Suite 2300 Houston, Texas 77002

April 26, 2017

Dear Shareholder:

On April 18, 2017, Carrizo Oil & Gas, Inc. (the "Company") filed its definitive proxy statement dated April 18, 2017 with the Securities and Exchange Commission (the "SEC") relating to its 2017 Annual Meeting of Shareholders. However, the Company was apprised by its mailing agent that it mailed an incorrect version of the proxy statement to the Company's shareholders. As a result, the Company is filing this explanatory note with the SEC to describe the differences between the definitive proxy statement that was filed with the SEC and the version of the proxy statement that was mailed to shareholders. The differences between the two versions are noted below:

•	Letter to Shareholders, second paragraph, first sentence: The definitive proxy statement that was filed with the SEC stated: “On or about April 20, 2017, we will mail to our shareholders of record….” The incorrect version stated: “On or about April 18, 2017, we will mail to our shareholders of record….”

•	Notice of Annual Meeting, last paragraph, last sentence: The definitive proxy statement that was filed with the SEC stated: “The proxy materials were first made available to shareholders on or about April 20, 2017.” The incorrect version stated: “The proxy materials were first made available to shareholders on or about April 18, 2017.”

•	Page 27, Annual Incentive Bonus, 2017 Operational and Financial Metrics table: The definitive proxy statement that was filed with the SEC stated:

2017 Operational and Financial Metrics	Threshold (50%)	Target (100%)	Maximum (200%)
Average Daily Oil Production (Bbls/d)	31,400	31,650	33,495
Drill Bit Finding and Development Cost ($/Boe)	$14.00	$13.00	$11.40
Lease Operating Expense ($/Boe)	$7.50	$7.13	$6.41
General and Administrative Expense ($ in thousands)	$44,000	$43,000	$39,900

The incorrect version combined the Lease Operating Expense and General and Administrative Expense metrics in a single row shown in dollars per barrel of oil equivalent ($/Boe).

•	Page 62, Shareholder Proposals for the Next Annual Meeting, first paragraph, second sentence: The definitive proxy statement that was filed with the SEC stated: “… must be received by the Company no later than December 21, 2017.” The incorrect version stated: “… must be received by the Company no later than December 19, 2017.”

Please accept our apology for this error.

YOUR VOTE IS IMPORTANT: Whether you plan to attend the Annual Meeting or not, please vote your shares by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend in person, you may choose to vote your shares at that time even if you have previously voted your shares. Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of the Annual Meeting.

Even if you plan to attend the Annual Meeting, please read the proxy statement and this explanatory note with care and vote right away using any of the methods described in the proxy statement. In all cases, have your proxy card or voting instructions accessible and follow the instructions. If your shares are held in the name of a broker or other nominee, follow the voting instructions you receive from such broker or other nominee to vote your shares.

If you have already voted, we appreciate your vote, and the proxies named in the proxy card will vote in accordance with the instructions you provided.

Sincerely,

Marcus G. Bolinder
Corporate Secretary